Exhibit 99.1

EXCERPTS FROM PRELIMINARY OFFERING CIRCULAR
DATED JULY 11, 2013

Termination of Senior Secured Revolving Credit Facility. On July 10, 2013, we provided notice to terminate our senior secured revolving credit facility. The effective date of such termination will be on or before July 18, 2013. Our senior secured credit facility provided for a revolving credit facility in a principal amount of $175 million. As of March 31, 2013, and as of the date of this offering circular, we had no principal obligations due under the revolving credit facility, and, taking into account an outstanding letter of credit of $1.1 million, our available borrowing capacity under the revolving credit facility was $173.9 million as of March 31, 2013. The term of the revolving credit facility would have otherwise expired on February 3, 2017. Our obligations under the revolving credit facility were unconditionally guaranteed by each of our existing domestic subsidiaries, Post Foods, LLC and Attune Foods, LLC, and were secured by security interests and liens on substantially all of our assets and of the assets of Post Foods, LLC and Attune Foods, LLC.  We expect to enter into new credit facilities in the future.  Our ability to obtain credit facilities in the future on acceptable terms will be subject to market conditions, and there can be no assurance any future credit facilities will have terms that are as favorable to us as our existing senior secured revolving credit facility. See "Risk Factors-Global capital and credit market issues could negatively affect our liquidity, increase our costs of borrowing and disrupt the operations of our suppliers and customers."
We believe that the proceeds from this offering, together with cash on hand, cash flows from operations and future credit facilities or other available financing will be sufficient to satisfy our liquidity needs and other financing requirements for the foreseeable future.

Summary Historical Financial Information
The following tables set forth certain summary historical condensed consolidated financial data for each of the fiscal years in the three-year period ended September 30, 2012, for the six months ended March 31, 2012 and 2013 and for the twelve months ended March 31, 2013. The summary historical financial data set forth below should be read in conjunction with (i) the sections entitled “Use of Proceeds” and “Capitalization” each of which are contained elsewhere in this offering circular and(ii) Post’s audited consolidated financial statements and the notes thereto, and the “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” contained in our Annual Report on Form 10-K for the fiscal year ended September 30, 2012 filed with the SEC and incorporated by reference in this offering circular, and the unaudited condensed consolidated financial statements and the notes thereto and the “Management’s Discussion and Analysis of Financial Conditions and Results of Operations” contained in our Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2013 and December 31, 2012, each as filed with the SEC and incorporated by reference in this offering circular.
The summary historical condensed consolidated financial data for each of the fiscal years in the three-year period ended September 30, 2012, has been derived from Post’s audited consolidated financial statements. The summary unaudited historical condensed consolidated financial data for the six months ended March 31, 2012 and 2013 has been derived from Post’s unaudited condensed consolidated financial statements and includes, in the opinion of management, all adjustments, consisting of normal, recurring adjustments, necessary for a fair presentation of such information. The financial data presented for the interim periods is not necessarily indicative of the results for the full year.
The summary unaudited historical consolidated financial data for the twelve months ended March 31, 2013 was calculated by subtracting the summary historical consolidated financial information for the six months ended March 31, 2012 from the summary historical consolidated financial information for the year ended September 30, 2012, and then adding the summary historical consolidated financial information for the six months ended March 31, 2013.

	Year Ended September 30,			Six Months Ended March 31,		Twelve Months Ended March 31, 2013
	2010	2011	2012	2012	2013
	(In millions, except per share amounts)
Statement of Operations Data:
Net sales	$996.7	$968.2	$958.9	$469.8	$485.1	$974.2
Cost of goods sold(1)	(553.7)	(516.6)	(530.0)	(260.8)	(276.9)	(546.1)
Gross profit	443.0	451.6	428.9	209.0	208.2	428.1
Selling, general and administrative expenses(2)	(218.8)	(239.5)	(274.5)	(137.7)	(142.2)	(279.0)
Amortization of intangible assets	(12.7)	(12.6)	(12.6)	(6.3)	(6.4)	(12.7)
Impairment of goodwill and other intangible assets(3)	(19.4)	(566.5)	—	—	—	—
Other operating expenses, net	(1.3)	(1.6)	(2.7)	(0.5)	(0.4)	(2.6)
Operating profit (loss)	190.8	(368.6)	139.1	64.5	59.2	133.8
Intercompany interest expense(4)	(51.5)	(51.5)	(17.7)	(17.7)	—	—
Interest expense(4)	—	—	(42.6)	(10.4)	(40.8)	(73.0)
Other expense	—	(1.7)	4.7	4.7	—	—
Loss on sale of receivables(5)	—	(13.0)	(3.3)	(3.3)	—	—
Equity in earnings of partnership	2.2	4.2	0.2	0.2	—	—
Earnings (loss) before income taxes	141.5	(430.6)	80.4	38.0	18.4	60.8
Income tax (provision) benefit	(49.5)	6.3	(30.5)	(14.7)	(5.7)	(21.5)
Net earnings (loss)	92.0	(424.3)	49.9	23.3	12.7	39.3
Preferred stock dividends	—	—	—	—	(0.8)	(0.8)
Net earnings (loss) available to common stockholders	$92.0	$(424.3)	$49.9	$23.3	$11.9	$38.5

Statement of Cash Flow Data:
Depreciation and amortization	$55.4	$58.7	$63.2	$30.9	$32.4	$64.7
Cash provided (used) by:
Operating activities	135.6	143.8	144.0	77.1	18.6	85.5
Investing activities	(24.3)	(14.9)	(30.9)	(15.8)	(20.2)	(35.3)
Financing activities	(112.4)	(132.1)	(57.1)	0.7	309.1	251.3

Other Financial Data:
Capital expenditures	$24.3	$14.9	$30.9	$15.8	$11.0	$26.1
EBITDA(6)	246.2	(309.9)	202.3	95.4	91.6	198.5
Adjusted EBITDA(7)	260.5	248.9	214.6	99.7	103.5	218.4
Pro Forma Adjusted EBITDA(8)						234.9
Ratio of Net Debt (as adjusted) to Pro Forma Adjusted EBITDA(9)						3.4x

	September 30,		March 31, 2013
	2011	2012
Balance Sheet Data:
Cash and cash equivalents	$1.7	$58.2	$365.4
Working capital, excluding cash and cash equivalents	(0.7)	25.1	81.4
Total assets	2,723.2	2,723.2	3,074.6
Long-term intercompany debt, including current portion	784.5	—	—
Long-term debt, including current portion(10)	—	945.6	1,039.5
Other non-current liabilities	104.9	129.2	131.9
Total equity	1,434.7	1,231.5	1,482.3

(1)
In the six months ended March 31, 2013, the six months ended March 31, 2012 and the years ended September 30, 2012, 2011 and 2010, Post incurred a net pretax loss of $0.8 million, $0.6 million, $0.3 million, $7.1 million and $0.0 million, respectively, on economic hedges that did not meet the criteria for cash flow hedge accounting. For more information, see Note 10 of “Notes to Consolidated Financial Statements” in Post’s audited consolidated financial statements, contained in our Annual Report on Form 10-K for the fiscal year ended September 30, 2012 filed with the SEC and incorporated by reference in this offering circular. Post also incurred $1.3 million of costs recorded in cost of goods sold related to the transitioning of Post into Ralcorp operations during the fiscal year ended September 30, 2010 (see footnote (2) below).

(2)
In the six months ended March 31, 2013 and 2012 and the years ended September 30, 2012 and 2011, Post incurred $5.2 million, $8.0 million, $12.5 million and $2.8 million, respectively, of costs reported in selling, general and administrative expense related to the separation of Post from Ralcorp and Post’s transition into a separate stand-alone entity. In addition, Post incurred $6.4 million of costs reported in selling, general and administrative expense, related to the transitioning of Post into Ralcorp operations during the fiscal year ended September 30, 2010. For more information, see Note 17 of “Notes to Consolidated Financial Statements” in Post’s audited consolidated financial statements, contained in our Annual Report on Form 10-K for the fiscal year ended September 30, 2012 filed with the SEC and incorporated by reference in this offering circular.

(3)
For information about the impairment of goodwill and other intangible assets, see “Critical Accounting Policies and Estimates” and Notes 2 and 4 of “Notes to Consolidated Financial Statements” in Post’s audited consolidated financial statements contained in our Annual Report on Form 10-K for the fiscal year ended September 30, 2012 filed with the SEC and incorporated by reference in this offering circular.

(4)
Intercompany interest expense relates to debt obligations assumed by Ralcorp from Kraft in the August 2008 acquisition of Post and other intercompany notes. See Note 12 of “Notes to Consolidated Financial Statements” in Post’s audited consolidated financial statements contained in our Annual Report on Form 10-K for the fiscal year ended September 30, 2012 filed with the SEC and incorporated by reference in this offering circular for further discussion of intercompany debt. As part of the separation transaction, Post settled all intercompany debt with Ralcorp. At the time of the separation and subsequently, Post has incurred new indebtedness with a book value as of March 31, 2013 totaling approximately $1,039.5 million. See Note 13 of “Notes to Consolidated Financial Statements” in Post’s audited consolidated financial statements contained in our Annual Report on Form 10-K for the fiscal year ended September 30, 2012 filed with the SEC and incorporated by reference in this offering circular and Note 12 in “Notes to Unaudited Condensed Consolidated Financial Statements” contained in Post’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2013 filed with the SEC and incorporated by reference in this offering circular for further discussion of long-term debt.

(5)
In fiscal 2011, Post began selling certain of its receivables to Ralcorp pursuant to a Ralcorp accounts receivable securitization program. For more information, see Note 17 of “Notes to Consolidated Financial Statements” in Post’s audited consolidated financial statements contained in our Annual Report on Form 10-K for the fiscal year ended September 30, 2012 filed with the SEC and incorporated by reference in this offering circular. During December 2011, Post discontinued its participation in the Ralcorp accounts receivable securitization program.

(6)
As used herein, “EBITDA” represents operating profit plus depreciation and amortization. We present EBITDA because we consider it to be an important supplemental measure of our performance and believe it is frequently used by securities analysts, investors and other interested parties in the evaluation of companies in our industry.

We believe issuers of “high yield” securities also present EBITDA because investors, analysts and rating agencies consider it useful in measuring the ability of those issuers to meet debt service obligations. We believe EBITDA (which, as derived from operating profit, has not been reduced by interest expense or provision for taxes), is an appropriate supplemental measure of debt service capacity, because cash expenditures on interest are, by definition, available to pay interest and tax expense is inversely correlated to interest expense because tax expense goes down as deductible interest expense goes up; depreciation and amortization are non-cash charges.
The indenture governing the notes uses EBITDA (with additional adjustments similar to those discussed in footnote (7) below regarding our calculation of “Adjusted EBITDA”) to measure our compliance with covenants such as interest coverage and leverage. Our management also believes EBITDA is an accepted indicator of our ability to incur and service debt and make capital expenditures. We believe that EBITDA is a useful financial metric to assess our operating performance from period to period by excluding certain items that we believe are not representative of our core business.
EBITDA has limitations as an analytical tool and you should not consider it in isolation or as a substitute for analysis of our results as reported under GAAP. Some of these limitations are:

•	EBITDA does not reflect our cash expenditures, or future requirements, for capital expenditures or contractual commitments;

•	EBITDA does not reflect changes in, or cash requirements for, our working capital needs;

•	EBITDA does not reflect the significant interest expense, or the cash requirements necessary to service interest or principal payments, on our debt;

•
although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future, and EBITDA does not reflect any cash requirements for such replacements; and

•	other companies in our industry may calculate EBITDA differently than we do, limiting its usefulness as a comparative measure.
Because of these limitations, EBITDA should not be considered as a measure of discretionary cash available to us to invest in the growth of our business. We compensate for these limitations by relying primarily on our GAAP results and using EBITDA only supplementally.

The following table reconciles EBITDA to operating profit for the periods indicated:

	Year Ended September 30,			Six Months Ended March 31,		Twelve Months Ended March 31, 2013
(in millions)	2010	2011	2012	2012	2013
Operating profit (loss)	$190.8	$(368.6)	$139.1	$64.5	$59.2	$133.8
Depreciation and amortization	55.4	58.7	63.2	30.9	32.4	64.7
EBITDA	$246.2	$(309.9)	$202.3	$95.4	$91.6	$198.5

(7)
We present Adjusted EBITDA as a further supplemental measure of our performance and ability to service debt. We prepare Adjusted EBITDA by adjusting EBITDA to eliminate the impact of a number of items that are non-cash items, unusual items that we do not expect to recur or continue at the same level or other items that we do not believe to be reflective of our ongoing operating performance. We have also included in our preparation of Adjusted EBITDA an adjustment for additional costs we estimated we would have incurred if we would have been a stand-alone company during the periods prior to our separation from Ralcorp. You are encouraged to evaluate each adjustment and the reasons we consider them appropriate for supplemental analysis. As an analytical tool, Adjusted EBITDA is subject to all of the limitations applicable to EBITDA, including the fact that we may calculate Adjusted EBITDA differently than other companies in our industry. We compensate for these limitations by relying primarily on our GAAP results and using Adjusted EBITDA only supplementally. In addition, in evaluating Adjusted EBITDA, you should be aware that in the future we may incur expenses similar to the adjustments in this presentation. Our presentation of Adjusted EBITDA should not be construed as an inference that our future results will be unaffected by unusual or non-recurring items.

The following table reconciles EBITDA to Adjusted EBITDA for the periods indicated:

	Year Ended September 30,			Six Months Ended March 31,		Twelve Months Ended March 31, 2013
(in millions)	2010	2011	2012	2012	2013
EBITDA	$246.2	$(309.9)	$202.3	$95.4	$91.6	$198.5
Stock compensation(a)	1.9	1.1	4.5	1.2	5.4	8.7
Retention and severance costs(b)	0.3	—	0.9	0.4	—	0.5
Transition and integration costs(c)	7.7	—	—	—	—	—
Intangible asset impairment(d)	19.4	566.5	—	—	—	—
Impact of mark-to-market accounting for economic hedges(e)	—	7.1	0.3	0.6	0.8	0.5
Intercompany servicing fees(f)	—	(3.7)	(0.8)	(0.8)	—	—
Separation costs(g)	—	2.8	12.5	8.0	5.2	9.7
Inventory revaluation adjustment on acquired business (h)	—	—	—	—	0.5	0.5
Public company costs(i)	(15.0)	(15.0)	(5.1)	(5.1)	—	—
Adjusted EBITDA	$260.5	$248.9	$214.6	$99.7	$103.5	$218.4

(a)	Represents non-cash expenses related to stock-based compensation.

(b)
Represents non-recurring retention expense for certain Post employees to ensure continuity during the transition/integration of the Post business from Kraft into Ralcorp and for the separation of Post from Ralcorp. Also includes severance for job eliminations triggered by the spin-off from Ralcorp.

(c)
Represents certain expenses incurred to transition and integrate the Post business into Ralcorp after the acquisition from Kraft, including costs to decouple Post assets from Kraft and to develop stand-alone information systems and independent sales, logistics and purchasing functions.

(d)
For the fiscal year ended September 30, 2010, represents a non-cash expense for the impairment of certain trademark intangible assets. For the fiscal year ended September 30, 2011, represents a non-cash expense for the impairment of goodwill and certain trademark intangible assets. For more information about these expenses, see “Management’s Discussion and Analysis of Financial Condition and Results of Operations−Critical Accounting Policies and Estimates,” contained in our Annual Report on Form 10-K for the fiscal year ended September 30, 2012 filed with the SEC and incorporated by reference in this offering circular and Notes 2 and 4 of “Notes to Consolidated Financial Statements” in Post’s audited consolidated financial statements contained in our Annual Report on Form 10-K for the fiscal year ended September 30, 2012 filed with the SEC and incorporated by reference in this offering circular.

(e)
Represents a non-cash expense for mark-to-market adjustments on economic hedges. For more information, see Note 10 of “Notes to Consolidated Financial Statements” in Post’s audited consolidated financial statements contained in our Annual Report on Form 10-K for the fiscal year ended September 30, 2012 filed with the SEC and incorporated by reference in this offering circular.

(f)	Represents intercompany servicing fees from an accounts receivable securitization program that did not continue after Post’s separation from Ralcorp.

(g)	Represents certain expenses incurred to effect the separation of Post from Ralcorp and to support Post’s transition into a separate stand-alone entity.

(h)	Represents the profit impact of inventory basis step-up related to business combinations.

(i)
Represents additional costs we estimate we would have incurred had we been a stand-alone company for the duration of the periods presented, consisting primarily of executive office costs, incremental costs to perform core corporate support functions, independent board of director fees and costs and external and internal audit costs. We estimated that these costs (excluding non-cash components) would have been approximately $15.0 million per year and have used $15.0 million in our calculation of Adjusted EBITDA for each applicable fiscal year shown in the table above.

(8)
We present Pro Forma Adjusted EBITDA as a further supplemental measure of our performance and ability to service debt. We prepare Pro Forma Adjusted EBITDA by further adjusting Adjusted EBITDA to give effect to our acquisition of certain assets of the Hearthside Business as if it had occurred on April 1, 2012, by adding management’s estimate of the EBITDA of the Hearthside Business for the period from April 1, 2012 to March 31, 2013. Management’s estimate of the EBITDA for the Hearthside Business is based on the monthly financial statements for the Hearthside Business that were prepared by its prior management. These monthly financial statements have not been audited or reviewed by our independent auditors or any other accounting firm. Pro Forma Adjusted EBITDA has not been prepared in accordance with the requirements of Regulation S-X or any other securities laws relating to the presentation of pro forma financial information. Pro Forma Adjusted EBITDA and the related ratio are presented for information purposes only and do not purport to represent what our actual financial position or results of operations would have been if the acquisitions had been completed as of an earlier date or that may be achieved in the future.

The following table reconciles Adjusted EBITDA to Pro Forma Adjusted EBITDA for the period indicated:

(in millions)	Twelve Months Ended March 31, 2013
Adjusted EBITDA	$218.4
Hearthside Business EBITDA(a)	16.5
Pro Forma Adjusted EBITDA	$234.9

(a)
Adjustment gives effect to the acquisition of the Hearthside Business, which was consummated on May 28, 2013, as if such acquisition had occurred on March 31, 2012, by including management’s estimate of the EBITDA of the Hearthside Business for the period from April 1, 2012 to March 31, 2013. Management’s estimate of the EBITDA of the Hearthside Business was $16.5 million. This estimate does not include any contributions from synergies or cost savings management expects to achieve in the future. Because the financial statements for the assets that comprised the Hearthside Business did not include an allocation of taxes or interest expense, EBITDA for the Hearthside Business is calculated as net income plus depreciation and amortization, without further adjustment. Investors should be aware that this measure is not entirely comparable to our measure of EBITDA or Adjusted EBITDA.

(9)
Ratio of Net Debt (as adjusted) to Pro Forma Adjusted EBITDA represents the ratio of our net indebtedness (on an as adjusted basis giving effect to the offering of the notes as if it had occurred on March 31, 2013) to our Pro Forma Adjusted EBITDA (for the twelve months ended March 31, 2013 calculated as described in footnote (8)). For purposes of calculating the ratio, net indebtedness is defined as (a) the aggregate principal amount of our long term debt of $1,325.0 million less (b) cash and cash equivalents of $515.4 million, in each case after giving effect to the offering of the notes as if it had occurred on March 31, 2013 and, in the case of cash and cash equivalents, also giving effect to the $160.0 million of consideration for the purchase of the Hearthside Business as if the purchase had occurred on March 31, 2013.

(10)	At March 31, 2013, includes unamortized premium of $14.5 million.